EXHIBIT 99(a)

FRONT

                                 REVOCABLE PROXY
                       CAPITAL BANK, NATIONAL ASSOCIATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPITAL BANK, NATIONAL ASSOCIATION

     The undersigned hereby makes, constitutes and appoints _______________ and __________________ and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Capital Bank, National Association (the "Bank") which the undersigned would be entitled to vote if personally present at the Bank's Special Meeting of Shareholders to be held on , 1998 and at any postponement or adjournment thereof.

   The proposal to approve and adopt the Agreement and Plan of Reorganization and Merger pursuant to which the Bank will be merged with and into FCNB Bank, and each outstanding share of the Bank's Common Stock will automatically and without further action be converted into shares of FCNB Corp Common Stock, as provided in the Agreement and Plan of Reorganization and Merger.

         [ ] FOR         [ ] AGAINST               [ ] ABSTAIN

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal set forth above. In addition, this proxy will be voted at the discretion of the persons named as proxy herein upon any other matter properly brought before the Special Meeting or any adjournment or postponement thereof. (over)

BACK

Important: Please date and sign your name(s) as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


                                           -------------------------------------
                                                  Signature of Shareholder

                                           -------------------------------------
                                                  Signature of Shareholder

                                           Dated: ________________________, 1998

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

        [ ] Please check here if you plan to attend the Special Meeting.